Fourth Quarter and Year-End 2021 Highlights

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to controlling interest, or MFFO, equaled $77.6 million, or $0.39 per common share, for the year ended Dec. 31, 2021. MFFO during the fourth quarter 2021 equaled $27.2 million, or $0.10 per common share.
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $69.7 million, or $0.35 per common share, for the year ended Dec. 31, 2021. FFO equaled $24.9 million, or $0.10 per common share, during the fourth quarter 2021.
- Net operating income, or NOI, totaled $213.3 million for the year ended Dec. 31, 2021. NOI during the fourth quarter 2021 equaled $73.2 million.
- Net loss for the year ended Dec. 31, 2021 totaled $53.3 million. Net loss during the fourth quarter 2021 equaled $25.0 million.
- As of Dec. 31, 2021, the company's property portfolio (excluding senior housing operating properties, or SHOP, and integrated senior health campuses), achieved a leased percentage of 94.3 percent and weighted average remaining lease term of 7.6 years. The company's portfolio of integrated senior health campuses and SHOP achieved leased percentages of 78.1 percent and 72.4 percent, respectively as of Dec. 31, 2021. Portfolio leverage[1] was 46.8 percent.
- As of Dec. 31, 2021, the company owned and/or operated a 19.2 million-square-foot portfolio of 313 medical office buildings, SHOP, skilled nursing facilities and integrated senior health campuses located in 36 states, the United Kingdom and the Isle of Man, in addition to a real estate-related investment. The gross investment value of the portfolio is approximately $4.4 billion.[2]
- The company declared and paid distributions equal to $0.40 per share annualized to its stockholders of record for the fourth quarter 2021.
- Subsequent to the close of the fourth quarter 2021, on March 24, 2022, the company's board of directors unanimously approved an updated estimated per share net asset value, or NAV, of its common stock of $9.29 calculated as of Dec. 31, 2021.

* Please see financial reconciliation tables and notes on the back page of this update for more information regarding MFFO, FFO, NOI, and net loss.

American Healthcare REIT

Investor Update

March 29, 2022

Dear Fellow Stockholder:



American Healthcare REIT, Inc. recently filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission, or SEC, and I am pleased to provide you with an update on our progress.

As you all know, on October 1, 2022, American Healthcare REIT, or AHR, was created by the merger of Griffin-American Healthcare REIT III and Griffin-American Healthcare REIT IV, as well as the acquisition of American Healthcare Investors, the parent of the external advisor of the REITs. As a result of these transactions, our combined company is stronger, more diverse and poised for continued growth and value creation. The old saying, "the whole is greater than the sum of its parts," is certainly true in our case.

The tri-party transaction created a vibrant and exciting company. American Healthcare REIT is a self-managed, diversified healthcare real estate investment trust with global assets totaling approximately $4.4 billion in gross investment value.[1] Our portfolio is resilient and remarkably diversified in terms of geography, asset type and revenue sources.

As of December 31, 2021, our portfolio is comprised of 313 medical office buildings, senior housing communities, skilled nursing facilities and integrated senior health campuses. These assets, which total nearly 19.2 million square feet, are located across 36 states and the United Kingdom.

In terms of performance, our portfolio continued to rebound from the significant negative impact that resulted from the onset of the COVID-19 pandemic. Most notably, portfolio occupancy, revenue and expenses, particularly within our senior housing properties, have been meaningfully impacted. Throughout 2021, however, we experienced robust recovery, particularly in terms of occupancy. Recovery continues, and we are optimistic that it will persist throughout 2022 and beyond.

Generally speaking, we are pleased with the resilience of our portfolio and believe the outlook for our company remains very positive. The significant increase in size and scale of our portfolio as a result of the merger, along with broader diversification across assets, tenants and operators alike, should position us favorably for a future listing on a national stock exchange. Our executive management team remains focused on completing this goal by the end of 2022,[2] and we will share news regarding this process as events warrant.

Until next quarter, should you have any questions, please feel free to contact our Investor Services department at 844-460-9414.

Kind regards,

Danny Prosky
President and Chief Executive Officer

(1) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
(2) Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro rata ownership as of 12/31/2021.
(3) There can be no guarantee that the company will effect a listing of its common stock or any other type of liquidity event by the end of 2022 or at all.

PORTFOLIO OVERVIEW

All data presented as of 12/31/2021

19.2 million
Square Feet

313
Properties

$4.4 billion
Gross Investment Value[2]

11,583
Senior Housing Beds[4, 5]

9,768
Skilled Nursing Beds[5]

PORTFOLIO COMPOSITION[6]



Integrated Senior Health Campuses 33.7%
Senior Housing Operating Properties (SHOP) 16.8%
Skilled Nursing 5.9%
Senior Housing 4.3%
Hospitals 3.3%
Debt Investment 1.8%
Medical Office Buildings 34.2%

Leased Percentages	
Medical Office Buildings	92.0%
Hospitals	100%
Skilled Nursing Facilities	100%
Senior Housing	100%
Senior Housing Operating Properties (SHOP)	72.4%
Integrated Senior Health Campuses	78.1%

Property Map



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing Operating Properties (SHOP)
Skilled Nursing Facilities
Integrated Senior Health Campuses

(4) Includes senior housing operating properties (SHOP).
(5) Includes portions of integrated senior health campuses related to a joint venture interest.
(6) Based upon gross investment value, which is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro rata ownership.

ESTIMATED NET ASSET VALUE PER SHARE

Per Share Net Asset Value – 12/31/21[7]
$9.29
Does Not Reflect Any Portfolio/NAV Premium
Current Annualized Distribution Rate Per Share: $0.40

The most recent valuation of the company's portfolio was calculated as of December 31, 2021 and resulted in the board of directors adopting an updated estimated per share NAV of Class T and Class I common stock of $9.29. The updated NAV represents a slight increase compared to the company's previous NAV of $9.22 as of September 30, 2020, which management believes generally reflects the improved performance the company's portfolio has exhibited as it recovers from the significant headwinds wrought by the COVID-19 pandemic. The portfolio has not fully recovered to pre-pandemic levels, but has experienced marked improvement and continues to strengthen, a trend management believes will persist throughout 2022.

For those stockholders who participate in the distribution reinvestment plan, or DRIP, the purchase price for shares of the company's common stock will adjust to the updated estimated per share NAV of $9.29 beginning with the March 2022 record date distribution to stockholders to be paid in the month of April 2022.

In regard to the company's share repurchase plan, or SRP, requests submitted and approved in connection with second quarter 2022 repurchases will be repurchased at the updated estimated per share NAV of $9.29. The company is currently repurchasing shares only with respect to the death or qualifying disability exceptions. All other SRP requests shall continue to be rejected until further notice.

It is important to note that the updated estimated per share NAV is simply a snapshot as of a particular date and will fluctuate over time. It is not intended to represent the amount that stockholders could expect to receive if they were to sell their shares now or when we complete a liquidity event. Pursuant to the IPA's practice guideline regarding valuations of publicly registered non-listed REITs, the updated estimated per share NAV does not include a portfolio premium that may accrue in a typical real estate transaction, nor does it reflect an enterprise value.

For a full description of the methodology and assumptions used to determine the updated estimated per share NAV, please see the company's Current Report on Form 8-K that we filed with the SEC on March 25, 2022, which also includes an extensive list of frequently asked questions with corresponding answers. You can find all of the company's filings with the SEC and other important communications in the Investor Relations section of the AHR website at www.AmericanHealthcareREIT.com.

(7) Date used to calculate estimated per share NAV.

DISTRIBUTIONS UPDATE

Effective July 1, 2022, distributions declared by the American Healthcare REIT board of directors will be paid quarterly, rather than monthly. Moving to a quarterly distribution schedule is typical of publicly traded companies and reduces processing and mailing costs. Prior to the change, distributions will continue to be paid monthly, with the last monthly distribution for June 2022 to be paid in July 2022. Thereafter, the company expects that the board will choose a record date as of the last business day of each calendar quarter, with the first quarterly distribution to be declared in September 2022 and payable in October 2022. Stockholders who have elected to participate in the company's distribution reinvestment plan will continue to have their cash distributions reinvested to purchase additional shares, but on a quarterly basis, which is more typical of traded stock, beginning with the third quarter 2022 distribution declared.

This investor update contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements with respect to the effects of the COVID-19 pandemic and the company's ability to recover from the negative impacts of such pandemic; the benefits regarding the company merger and American Healthcare Investors, LLC acquisition; a potential future listing on a national securities exchange; the company's expectations regarding its portfolio occupancy, business performance, liquidity, distribution and its ability to maximize shareholder value. The company intends for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the company's strength and financial condition and uncertainties relating to the financial strength of the company's current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; and other risk factors as outlined in the company's periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. The company undertakes no obligation to update any such statements that may become untrue because of subsequent events.

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Questions? Call our Investor Services department: (844) 460-9414

FINANCIAL RECONCILIATION (FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2021)

FFO and MFFO Reconciliation	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Net loss	$ (24,999,000)	$ (53,269,000)
Add:		
Depreciation and amortization related to real estate — consolidated properties	54,777,000	133,191,000
Depreciation and amortization related to real estate — unconsolidated entities	780,000	3,116,000
(Gain) loss on dispositions of real estate investments — consolidated properties	(1,000)	100,000
Impairment of real estate investments — consolidated properties	-	3,335,000
Net loss attributable to noncontrolling interests	1,967,000	5,475,000
Less:		
Depreciation, amortization, impairments and gain or loss on dispositions - noncontrolling interests	(7,654,000)	(22,270,000)
FFO attributable to controlling interest	$ 24,870,000	$ 69,678,000
Business acquisition expenses (1)	$ 5,391,000	$ 13,022,000
Amortization of above- and below-market leases (2)	683,000	953,000
Amortization of loan and closing costs (3)	53,000	201,000
Change in deferred rent (4)	(1,031,000)	(20,000)
Loss on debt extinguishment (5)	362,000	2,655,000
Gain in fair value of derivative financial instruments (6)	(2,744,000)	(8,200,000)
Foreign currency (gain) loss (7)	(177,000)	564,000
Adjustments for unconsolidated entities (8)	121,000	573,000
Adjustments for noncontrolling interests (8)	(372,000)	(1,784,000)
MFFO attributable to controlling interest	$ 27,156,000	$ 77,642,000
Weighted average common shares outstanding — basic and diluted	261,725,058	200,324,561
Net loss per common share — basic and diluted	$ (0.10)	$ (0.27)
FFO attributable to controlling interest per common share — basic and diluted	$ 0.10	$ 0.35
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.10	$ 0.39

Net Operating Income Reconciliation	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Net loss	$ (24,999,000)	$ (53,269,000)
General and administrative	19,591,000	43,199,000
Business acquisition expenses	5,391,000	13,022,000
Depreciation and amortization	54,777,000	133,191,000
Interest expense	20,453,000	72,737,000
(Gain) loss on dispositions of real estate investments	(1,000)	100,000
Impairment of real estate investments	-	3,335,000
(Income) loss from unconsolidated entities	(933,000)	1,355,000
Foreign currency (gain) loss	(177,000)	564,000
Other income	(1,043,000)	(1,854,000)
Income tax expense	171,000	956,000
Net operating income	$ 73,230,000	$ 213,336,000

1. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding business acquisition expenses that have been deducted as expenses in the determination of GAAP net income or loss, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Business acquisition expenses include payments to our former advisor or its affiliates and third parties.

2. Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

3. Under GAAP, closing costs are amortized over the term of our debt security investment as an adjustment to the yield on our debt security investment. This may result in income recognition that is different than the contractual cash flows under our debt security investment. By adjusting for the amortization of the closing costs, MFFO may provide useful supplemental information on the realized economic impact of our debt security investment, providing insight on the expected contractual cash flows of such investment, and aligns results with management's analysis of operating performance.

4. Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

5. The loss associated with the early extinguishment of debt primarily relates to the write-off of unamortized deferred financing fees, write-off of unamortized debt discount, penalties, or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

6. Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

7. We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

8. Includes all adjustments to eliminate the unconsolidated entities' share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
949.270.9200 | www.AmericanHealthcareREIT.com